As filed with the Securities and Exchange Commission on August 30, 2023

Registration No. 333- __________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Leap Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-4412575
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

47 Thorndike Street

Suite B1-1

Cambridge, MA 02141

Telephone: (617) 714-0360

(Address of principal executive offices) (Zip Code)

Leap Therapeutics, Inc. 2022 Equity Incentive Plan, as amended

(Full title of the Plan)

Douglas E. Onsi

Chief Executive Officer and President

Leap Therapeutics, Inc.

47 Thorndike Street, Suite B1-1

Cambridge, MA 02141

(Name and address of agent for service)

(617) 714-0360

(Telephone number, including area code, of agent for service)

Copy to:

Julio E. Vega, Esq.

Morgan, Lewis & Bockius LLP

One Federal Street

Boston, MA 02110

(617) 951-8000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On April 13, 2023, the Board of Directors of Leap Therapeutics, Inc. (the “Registrant”) approved, subject to stockholder approval, an amendment (the “Plan Amendment”) to the Leap Therapeutics, Inc. 2022 Equity Incentive Plan (the “2022 Plan”) to increase the number of shares authorized for issuance under the 2022 Plan by 2,250,000 shares to a total of 3,138,122 shares. On June 16, 2023, the shareholders of the Registrant approved the Plan Amendment. The Registrant is filing this Registration Statement on Form S-8 for the purpose of registering an additional 2,250,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable to eligible persons under the 2022 Plan, as amended by the Plan Amendment.

The Registrant previously filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8 on August 17, 2022 (SEC File No. 333-266944) (the “Prior Registration Statement”) registering shares of Common Stock issuable under the Plan. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except for Items 3 and 8, which are being updated by this Registration Statement below.

PART II

INCORPORATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been previously filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated herein by reference and shall be deemed to be a part of this Registration Statement:

(1) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 24, 2023;

(2) The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023, filed with the Commission on May 15, 2023 and the quarter ended June 30, 2023, filed with the Commission on August 14, 2023;

(3) The Registrant’s Current Reports on Form 8-K filed with the Commission on January 17, 2023, January 23, 2023, March 16, 2023, April 7, 2023, April 12, 2023, April 26, 2023, May 25, 2023, June 20, 2023, June 21, 2023, and July 12, 2023 and the Registrant’s Current Report on Form 8-K/A filed with the SEC on March 24, 2023 (provided that any portions of such reports that are deemed furnished and not filed pursuant to instructions to Form 8-K shall not be incorporated by reference into this Registration Statement); and

(4) The description of Common Stock set forth in Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 16, 2020 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents that the Registrant files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission), but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 8. Exhibits.

Exhibit Number	Exhibit

5.1	Opinion of Morgan, Lewis & Bockius LLP.
23.1	Consent of EisnerAmper LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page of this Form S-8).
99.1	Leap Therapeutics, Inc. 2022 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 99.1 of the registration statement on Form S-8 filed with the Commission on August 17, 2022).
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, Commonwealth of Massachusetts on August 30, 2023.

LEAP THERAPEUTICS, INC.

By:	/s/ Douglas E. Onsi
Name:	Douglas E. Onsi
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Christopher Mirabelli and Douglas Onsi, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Douglas E. Onsi	Chief Executive Officer, President, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	August 30, 2023
Douglas E. Onsi

/s/ Christopher K. Mirabelli	Director and Chair	August 30, 2023
Christopher K. Mirabelli, Ph.D.

/s/ James Cavanaugh	Director	August 30, 2023
James Cavanaugh, Ph.D.

/s/ Thomas Dietz	Director	August 30, 2023
Thomas Dietz, Ph.D.

/s/ William Li	Director	August 30, 2023
William Li, M.D.

/s/ Joseph Loscalzo	Director	August 30, 2023
Joseph Loscalzo, M.D., Ph.D.

/s/ Patricia Martin	Director	August 30, 2023
Patricia Martin

/s/ Nissim Mashiach	Director	August 30, 2023
Nissim Mashiach

/s/ Christian Richard	Director	August 30, 2023
Christian Richard

/s/ Richard L. Schilsky	Director	August 30, 2023
Richard L. Schilsky